Exhibit 5.1



                                         Alexander & Alexander Services Inc.
                                         1185 Avenue of the Americas
                                         New York, New York   10036
                                         Telephone 212-444-4532
                                         Facsimile  212-444-4696

                                         Albert A. Skwiertz, Jr.
                                         Senior Vice President & General Counsel


March 29, 1996


Board of Directors
Alexander & Alexander Services Inc.
1185 Avenue of the Americas
New York, NY  10036


Re:   Alexander & Alexander Services Inc.
      Registration Statement on Form S-3


Gentlemen:

I am General Counsel of Alexander & Alexander Services Inc., a Maryland corporation (the "Company"), and have acted as counsel for the Company in connection with the Registration Statement on Form S-3 ("Registration Statement") to be filed under the Securities Act of 1933, as amended, in connection with the proposed offering and sale, from time to time, of up to $250,000,000 of the Company's securities (the "Securities").

In connection with the foregoing, I have examined the originals or copies of such corporate records, documents, certificates and other instruments as I have deemed necessary or appropriate for the purposes of rendering this opinion.

Based on the foregoing, it is my opinion that the Securities when and if issued and delivered as contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable and, in the case of any debt securities offered thereunder, will be binding obligations of the Company.

The foregoing opinions are limited to the laws of the state of Maryland and I do not express any opinion herein concerning any other law. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,



Albert A. Skwiertz, Jr.
Senior Vice President
  and General Counsel